Exhibit (a)(1)(v)

Offer to Purchase for Cash

Common Stock

of

FROZEN FOOD EXPRESS INDUSTRIES, INC.

at

$2.10 Net Per Share

by

DUFF BROTHERS CAPITAL CORPORATION

Owned by: the Thomas Milton Duff Amended and Restated Trust Agreement and

the James Ernest Duff Amended and Restated Trust Agreement

and controlled by Thomas Milton Duff and James Ernest Duff

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT MIDNIGHT, EASTERN TIME, ON

FRIDAY, AUGUST 16, 2013 (THE “EXPIRATION TIME”), UNLESS THE OFFER IS EXTENDED.

July 22, 2013

To Our Clients:

Enclosed for your consideration are the Offer to Purchase, dated July 22, 2013 (as it may be amended or supplemented from time to time, the “Disclosure Document”), and the related Letter of Transmittal for Shares (as it may be amended or supplemented from time to time, the “Letter of Transmittal” and, together with the Disclosure Document, the “Offer”) in connection with the offer by Duff Brothers Capital Corporation, a Texas corporation (“Purchaser”) to purchase all of the shares of common stock (including FFE restricted shares subject to vesting conditions [“FFE Restricted Shares”]) not already owned by its control persons, $1.50 par value per share (the “Shares”), of Food Express Industries, Inc., a Texas corporation (“FFE”) that are issued and outstanding, at a price of $2.10 per Share, net to the sellers in cash (the “Offer Price”), without interest, less any applicable withholding taxes, upon the terms and subject to the conditions of the Offer.

THE BOARD OF DIRECTORS OF FFE UNANIMOUSLY RECOMMENDS THAT YOU TENDER ALL OF YOUR SHARES INTO THE OFFER.

We or our nominees are the holder of record of Shares held for your account.  A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions.  The Letter of Transmittal accompanying this letter is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.

We request instructions as to whether you wish us to tender any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the enclosed Disclosure Document and the Letter of Transmittal.

Please note carefully the following:

1.              The Offer Price for the Offer is $2.10 per Share, net to you in cash, without interest, less any required withholding taxes.

2.              The Offer is being made for all outstanding Shares except those already owned by affiliates of the Purchaser.

3.              The Offer is being made in connection with the Agreement and Plan of Merger, dated as of July 12, 2013 (as it may be amended or supplemented from time to time in accordance with its terms, the “Merger Agreement”), by and among Purchaser, Duff Brothers Subsidiary, Inc. (“Merger Sub”), and FFE, pursuant to which, following the consummation of the Offer and the satisfaction or waiver of the remaining conditions set forth therein, Merger Sub will merge with and into FFE (the “Merger”), with FFE continuing as the surviving corporation in the Merger as a wholly owned subsidiary of Purchaser.  At the effective time of the Merger (the “Effective Time”), each Share then outstanding (other than Shares that are held by any shareholders who properly demand appraisal in connection with the Merger and shares then owned by Purchaser, Merger Sub, FFE or any of their affiliates) will be converted into the right to receive the Offer Price, without interest, less any applicable withholding taxes.

4.              After careful consideration, the FFE Board has unanimously (1) determined that the Merger Agreement and all of the transactions contemplated by the Merger Agreement, including the Offer and the Merger, are advisable and in the best interests of FFE and its shareholders, (2) approved the Merger Agreement and all of the transactions contemplated by the Merger Agreement, and (3) determined to recommend that the holders of Shares accept the Offer and tender their Shares to Purchaser pursuant to the Offer, and, if necessary under applicable law, vote in favor of the approval of the Merger Agreement.

5.              The Offer and withdrawal rights will expire at midnight, Friday, August 16, 2013 unless the Offer is extended.

6.              The Offer is not subject to any financing condition.  The Offer is subject to the conditions described in Section 15 of the Disclosure Document, including there being validly tendered and not withdrawn prior to the Expiration Time that number of

Shares that when added to the Shares then beneficially owned by Purchaser and its subsidiaries would represent one Share more than sixty-six and two-thirds percent (66 2/3%) of the total number of then-outstanding Shares.

7.              Any transfer taxes applicable to the sale of Shares to Purchaser pursuant to the Offer will be paid by Purchaser, except as otherwise provided in the Letter of Transmittal.

If you wish to have us tender any or all of your Shares, then please so instruct us by completing, executing, detaching and returning to us the Instruction Form below.  An envelope to return your instructions to us is enclosed. If you authorize tender of your Shares, then all such Shares will be tendered unless otherwise specified on the Instruction Form.

Your prompt action is requested. Your Instruction Form should be forwarded to us in ample time to permit us to submit the tender on your behalf before the Expiration Time.

The Offer is not being made to (and no tenders will be accepted from or on behalf of) holders of Shares in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the securities, “blue sky” or other laws of such jurisdiction.

INSTRUCTION FORM

With Respect to the Offer to Purchase for Cash

Common Stock

of

FROZEN FOOD EXPRESS INDUSTRIES, INC.

at

$2.10 Net Per Share

by

DUFF BROTHERS CAPITAL CORPORATION

Owned by: the Thomas Milton Duff Amended and Restated Trust Agreement and the James Ernest Duff Amended and Restated Trust Agreement and controlled by Thomas Milton Duff and James Ernest Duff

The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated July 22, 2013 (as it may be amended or supplemented from time to time, the “Disclosure Document”), and the related Letter of Transmittal for Shares (as it may be amended or supplemented from time to time, and together with the Disclosure Document, the “Offer”), in connection with the offer by Duff Brothers Capital Corporation, a Texas corporation (“Purchaser”), to purchase all of the shares of common stock (including FFE restricted shares subject to vesting conditions [“FFE Restricted Shares”]) not already owned by Purchaser’s control persons, $1.50 par value per share (the “Shares”), of Food Express Industries, Inc., a Texas corporation (“FFE”) that are issued and outstanding, at a price of $2.10 per Share, net to the sellers in cash (the “Offer Price”), without interest, less any applicable withholding taxes, upon the terms and subject to the conditions of the Offer.

The undersigned hereby instruct(s) you to tender to Purchaser the number of Shares indicated below or, if no number is indicated, all Shares held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer. The undersigned understands and acknowledges that all questions as to the validity, form and eligibility (including time of receipt) and acceptance for payment of any tender of Shares made on my behalf will be determined by Purchaser in its sole discretion.

ACCOUNT NUMBER:
NUMBER OF SHARES BEING TENDERED HEREBY*:

The method of delivery of this Instruction Form is at the election and risk of the tendering shareholder.  This Instruction Form should be delivered to us in ample time to permit us to submit the tender on your behalf prior to the Expiration Time.

*                           Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.

Dated:
SIGNATURE(S):

Please print name(s):

Address:

Area Code and Telephone No.:
Taxpayer ID or Social Security No.: